HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2008:

Property Name	Date of Acquisition	Purchase Price
2555 Grand	February 29, 2008	$155.8 million
Raytheon/DirecTV Building	March 13, 2008	$120.0 million
Williams Tower	May 1, 2008	$271.5 million
4050/4055 Corporate Drive	May 22, 2008	$42.8 million
Grocery-Anchored Portfolio	Nov. 2008 – Mar. 2009	$271.4 million
Distribution Parks – Araucaria, Elouveira & Vinhedo	December 15, 2008	$114.9 million
345 Inverness Drive	December 30, 2008	$25.7 million
Arapahoe Business Park	December 30, 2008	$40.8 million

The Company owned a 28.7% non-managing general partner interest in the Hines US Core Office Fund LP (the “Core Fund”) as of September 30, 2009, which it accounts for using the equity method of accounting. During 2008, the Core Fund acquired an interest in One North Wacker, a 51-story office building in Chicago, Illinois.

On November 13, 2008, the Company acquired a 70% interest in a portfolio of 12 supermarket-anchored shopping centers, the “Grocery-Anchored Portfolio”, through a joint venture with Weingarten Realty Investors. The joint venture completed its acquisition of eight of the properties on November 13, 2008 and completed its acquisition of the remaining four properties during the first quarter of 2009. The Company accounts for its investment in the Grocery-Anchored Portfolio using the equity method of accounting.

The unaudited pro forma consolidated balance sheet is not presented as all acquisitions occurred prior to September 30, 2009 and no adjustments were made to the balance sheet. The unaudited pro forma consolidated statements of operations assume all of the Company’s investments and acquisitions listed above occurred on January 1, 2008.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2008, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009

	Nine Months Ended September 30, 2009	Adjustment for Acquisitions		Pro Forma

Revenues:
Rental revenue	$254,948	$—		$254,948
Other revenue	20,811	—		20,811
Total revenues	275,759	—		275,759
Expenses:
Property operating expenses	69,183	—		69,183
Real property taxes	35,864	—		35,864
Property management fees	6,280	—		6,280
Depreciation and amortization	94,647	—		94,647
Asset management and acquisition fees	20,466	—		20,466
Organizational and offering expenses	—	—		—
Other losses	3,425	—		3,425
General and administrative expenses	4,330	—		4,330
Total expenses	234,195	—		234,195
Income before other income (expenses), provision for income taxes and equity in losses of unconsolidated entities, net	41,564	—		41,564
Other income (expenses):
Gain on derivative instruments	35,090	—		35,090
Interest expense	(68,475)	—		(68,475)
Interest income	429	—		429
Income before provision for income taxes and equity in losses of unconsolidated entities, net	8,608	—		8,608
Provision for income taxes	(569)	—		(569)
Equity in losses of unconsolidated entities, net	(6,474)	41	(a)	(6,433)
Net income	$1,565	$41		$1,606
Less: Net income attributable to noncontrolling interests	(2,975)	—		(2,975)
Net income attributable to common shareholders	$(1,410)	$41		$(1,369)
Basic and diluted loss per common share:
Income per common share	$(0.01)	$—		$(0.01)
Weighted average number common shares outstanding	205,325	—		205,325

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Note to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2009

(a)
To record the pro forma effect on the Company’s equity in earnings of the Grocery-Anchored Portfolio assuming the Company’s investments in the joint venture and all of the acquisitions consummated by the joint venture were completed by January 1, 2008.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008

	Year Ended December 31, 2008	Adjustment for Acquisitions		Pro Forma

Revenues:
Rental revenue	$306,948	$50,959	(a)	$357,907
Other revenue	26,750	801	(a)	27,551
Total revenues	333,698	51,760		385,458
Expenses:
Property operating expenses	88,418	8,354	(a)	96,772
Real property taxes	44,378	3,622	(a)	48,000
Property management fees	7,072	1,181	(a)	8,253
Depreciation and amortization	122,798	19,944	(a)	142,742
Asset management and acquisition fees	42,012	1,392	(b)	43,404
Organizational and offering expenses	3,741	—		3,741
General and administrative expenses	5,991	—		5,991
Total expenses	314,410	34,493		348,903
Income before other income (expenses), provision for income taxes and equity in losses of unconsolidated entities, net	19,288	17,267		36,555
Other income (expenses):
Loss on derivative instruments	(85,880)	—		(85,880)
Other losses	(256)	—		(256)
Interest expense	(83,111)	(6,009	)(c)	(89,120)
Interest income	3,544	43		3,587
Income (loss) before provision for income taxes and equity in losses of unconsolidated entities, net	(146,415)	11,301		(135,114)
Provision for income taxes	(2,512)	(109	)(d)	(2,621)
Equity in losses of unconsolidated entities, net	(13,416)	(154	)(e)	(13,570)
Net loss	$(162,343)	$11,038		$(151,305)
Less: Net income attributable to common shareholders	(3,065)	—		(3,065)
Net loss attributable to common shareholders	$(165,408)	$11,038		$(154,370)
Basic and diluted loss per common share:
Loss per common share	$(0.90)	$1.02		$(0.79)
Weighted average number common shares outstanding	183,776	10,795	(f)	194,571

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2008

(a)
To record the pro forma effect of the Company’s acquisitions of 2555 Grand, the Raytheon/DirecTV Buildings, Williams Tower, 4050/4055 Corporate Drive, Distribution Parks Araucaria, Elouveira, Vinhedo, 345 Inverness Drive and Arapahoe Business Parks assuming that the acquisitions had occurred on January 1, 2008.

(b)
To record the pro forma effect of the 3% acquisition fees (of which 2.5% is payable in cash and the remaining 0.5% of which is reflected in the participation interest) related to its acquisition of an interest in the remaining four properties of the Grocery-Anchored Portfolio

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2008 related to its acquisitions of 2555 Grand, the Raytheon/DirecTV Buildings, Williams Tower, 345 Inverness Drive and Arapahoe Business Park. The financing for each acquisition is described as follows:

•	$86.0 million mortgage with the NYSTRS at a rate of 5.375%, for the acquisition of 2555 Grand;

•	$54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings;

•	$165.0 million mortgage with NYSTRS at a rate of 5.5%, in connection with the acquisition of the Williams Tower and

•
Entered into three mortgage loans totaling $35.8 million with Artesia Mortgage Capital Corporation at rates of 5.33%, 5.53%, and 5.85% secured by interests in 345 Inverness Drive and Arapahoe Business Parks.

Debt was not assumed for the following properties: 4050/4055 Corporate Drive, Distribution Parks Araucaria, Elouveira, Vinhedo and the Grocery-Anchored Portfolio.

(d)	To record the pro forma effect of Texas Margin taxes incurred by Williams Tower and 4050/4055 Corporate Drive. This adjustment assumes these acquisitions had occurred on January 1, 2008.

(e)
To record the pro forma effect on the Company’s equity in losses of: (i) the Grocery-Anchored Portfolio assuming the Company’s investments in the joint venture and all of the acquisitions consummated by the joint venture were completed by January 1, 2008 and (ii) the Core Fund, assuming One North Wacker was acquired on January 1, 2008.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above, less amounts received from the financing activities described in (c) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTE TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2009
and the Year Ended December 31, 2008

(1)  Investment Properties Acquired After January 1, 2008

On February 29, 2008, the Company acquired 2555 Grand, a 24-story office building that contains 595,607 square feet of rentable area, located in Kansas City, Missouri. The building was constructed in 2003.

On March 13, 2008, the Company acquired the Raytheon/DirecTV Buildings, a complex consisting of two buildings located in El Segundo, California that contains 550,579 square feet of rentable area. The building was constructed in 1976.

On March 31, 2008, the Core Fund purchased One North Wacker, a 51-story office building located in Chicago, Illinois. The building was constructed in 2001. The contract purchase price of One North Wacker was $540.0 million, excluding transaction costs, financing fees and working capital reserves. The Core Fund currently holds approximately an 80.69% interest in One North Wacker. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.37% and 18.94%, respectively.

On May 1, 2008, the Company acquired Williams Tower, a 64-story office building located in the Galleria/West Loop submarket of Houston, Texas that contains approximately 1.5 million square feet of rentable area. The building was constructed in 1982.

On May 22, 2008, the Company acquired 4050/4055 Corporate Drive, a two building industrial complex that contains 643,429 square feet of rentable area, located in the DFW Trade Center submarket of Dallas, Texas.

On November 13, 2008, the Company acquired a 70% interest in a portfolio of 12 supermarket-anchored shopping centers located throughout the U.S., the “Grocery-Anchored Portfolio”, through a joint venture with Weingarten Realty Investors. The portfolio consists of 12 buildings that were constructed in various years from 1956 to 2004 that contain 1.5 million square feet of rentable area. The Company completed its acquisition of eight of the properties on November 13, 2008. The Company completed the acquisition of the remaining four properties during the first quarter of 2009. The Company accounts for its investment in the Grocery-Anchored Portfolio using the equity method of accounting.

On December 15, 2008, the Company acquired Distribution Parks Araucaria, Elouveira and Vinhedo, three industrial properties located in Brazil. The properties are located in Sao Paolo, Brazil and Curitiba, Brazil and contain 1,144,268 square feet of rentable area. The buildings were constructed in various years from 2000 to 2008.

On December 30, 2008, the Company acquired 345 Inverness Drive and Arapahoe Business Parks, two office/flex buildings that contain 484,737 square feet of rentable area, located in Denver, Colorado. The buildings were constructed between 1998 and 2001.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2008.